MGP Ingredients, Inc. Announces Definitive Merger Agreement with Luxco

Deal represents an enterprise value of $475 million comprised of equal parts cash and stock

•Consistent with MGP’s strategy of shifting into higher value-added products
•Luxco represents a unique and attractive national spirits platform
•Materially increases MGP’s scale in the branded-spirits sector and establishes an additional platform for future growth
•Financially attractive and significantly diversifies the MGP business

ATCHISON, Kan., January 25, 2021 - MGP Ingredients, Inc. (Nasdaq:MGPI), a leading supplier of premium distilled spirits and specialty wheat proteins and starches, today announced a definitive agreement to acquire Luxco, Inc., and its affiliated companies (“Luxco”). Luxco is a leading branded beverage alcohol company across various categories, with a more than 60-year business heritage. For the unaudited twelve month period ended October 31, 2020, Luxco generated approximate net revenues of $202 million and 9-liter case volume of 4.8 million.

Luxco provides an established platform of extensive operational capabilities and a comprehensive national sales footprint with an attractive portfolio of brands including Ezra Brooks® Bourbon Whiskey, Daviess County® Straight Bourbon Whiskey, Yellowstone® Bourbon Whiskey, El Mayor® Tequila and Everclear®. This transaction will immediately increase MGP’s scale and market position in the branded-spirits sector and strengthen its platform for future growth of higher value-added products. Importantly, the transaction is expected to improve MGP’s gross margin and cash flow generation profile, and management expects EPS to be low to middle single digit percentage accretive in the first full year following its close, excluding one-time transaction expenses.

“Luxco presents a unique opportunity to take a material step towards realizing our long-term strategy. It significantly expands our product line in the higher-value branded-spirits sector and increases our sales and distribution capabilities across all 50 states,” said David Colo, president and CEO of MGP Ingredients, Inc. “We have enormous respect for the platform Luxco has built, and we’re excited to add its portfolio of fast-growing premium distilled spirits brands together with strong, cash-flow generating legacy brands. We welcome Donn and his family into the MGP shareholder base and look forward to growing together.”

“There is a clear strategic fit between Luxco and MGP and I believe this transaction represents a great outcome for Luxco employees and customers,” said Donn Lux, chairman and CEO of Luxco. “I’m excited to continue my involvement with this blend of two well-positioned companies whose strong records of performance and commitment to excellence provide an attractive platform for continued growth.”

Under the terms of the agreement, Luxco shareholders will receive aggregate cash consideration of $238 million, subject to customary adjustments for working capital, net indebtedness and transaction expenses. They will also receive 5.0 million shares of MGP common stock, valued at approximately $238 million based on a 20-day volume-weighted average price as of January 11, 2021. Luxco shareholders will have the right, subject to certain conditions, to nominate up to two of the Company’s nine Board directors with Donn Lux being designated as the Luxco shareholders’ first director following the closing of the transaction.

The cash portion of the purchase price, plus transaction-related expenses, will be financed by borrowings under MGP’s existing revolving credit facility. The transaction is anticipated to be completed during the first half of 2021, subject to regulatory approvals and customary closing conditions.

Nomura Securities International, Inc. acted as exclusive financial adviser to MGP in this transaction. Stinson LLP acted as MGP's legal counsel. Perella Weinberg Partners acted as exclusive financial adviser to Luxco, and Bryan Cave Leighton Paisner LLP acted as Luxco’s legal counsel.

Conference Call and Webcast Information
MGP Ingredients will host a conference call for analysts and institutional investors at 11 a.m. ET today to discuss the agreement to acquire Luxco and how this transaction supports MGP’s strategic growth and profitability objectives. The conference call and webcast will be available via:

Webcast: ir.mgpingredients.com on the Events & Presentations page
Conference Call: 844-308-6398 (domestic) or 412-717-9605 (international)

About MGP Ingredients, Inc.
Founded in 1941, MGP (Nasdaq: MGPI) is a leading supplier of premium distilled spirits and specialty wheat proteins and starches. Distilled spirits include bourbon and rye whiskeys, gins and vodkas, which are carefully crafted through a combination of art and science backed by a long history of experience. The company's proteins and starches are created in the same manner and provide a host of functional, nutritional and sensory benefits for a wide range of food products. MGP additionally is a top producer of high quality industrial alcohol for use in both food and non-food applications. The company is headquartered in Atchison, Kansas, where it produces premium distilled spirits and food ingredients. The company also produces premium distilled spirits in Washington, D.C., and at its historic distillery in Lawrenceburg, Indiana. For more information, visit mgpingredients.com.

About Luxco
A leading producer, supplier, importer and bottler of beverage alcohol products, Luxco’s mission is to meet the needs and exceed the expectations of consumers, associates and business partners. Founded in St. Louis in 1958, Luxco remains locally owned and operated by the Lux family. Lux Row Distillers brings the family’s legacy to the heart of Bourbon Country in Bardstown, Kentucky and is now the home of Luxco’s bourbon portfolio, including Ezra Brooks, Rebel, Blood Oath, David Nicholson and Daviess County. Luxco has also built a distillery in the highlands of Jalisco, Mexico – Destiladora González Luxco – where the company’s 100 percent agave tequilas, El Mayor and Exotico, are produced. Luxco’s innovative and high-quality brand portfolio also includes Everclear Grain Alcohol, Pearl Vodka, Saint Brendan’s Irish Cream, The Quiet Man Irish Whiskey, and other well-recognized brands. For more information about the company and its brands, visit www.luxco.com.

Cautionary Note Regarding Forward-Looking Statements
This news release contains forward-looking statements as well as historical information. All statements, other than statements of historical facts, included in this news release regarding the prospects of our industry and our prospects, plans, financial position, business strategy, guidance on changes in operating income, sales, gross margin, and future effective tax rate may constitute forward-looking statements. In addition, forward-looking statements are usually identified by or are associated with such words as “intend,” “plan,” “believe,” “estimate,” “expect,” “anticipate,” “hopeful,” “should,” “may,” “will,” “could,” “encouraged,” “opportunities,” “potential,” and/or the negatives or variations of these terms or similar terminology. The forward-looking statements contained herein include, but are not limited to, statements about the expected effects on MGP Ingredients, Inc. ("the Company") of the proposed acquisition of Luxco, Inc. and its affiliates ("Luxco"), the expected timing and conditions precedent relating to the proposed acquisition of Luxco, anticipated earnings enhancements, synergies and other strategic options. Forward looking statements are usually identified by or are associated with such words as “intend,” “plan,” “believe,” “estimate,” “expect,” “anticipate,” “hopeful,” “should,” “may,” “will,” “could,” “encouraged,” “opportunities,” “potential,” and/or the negatives or variations of these terms or similar terminology.

These forward-looking statements reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, Company performance, and Company financial results and financial condition and are not guarantees of future performance. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. Important factors that could cause actual results to differ materially from our expectations include, among others: (i) the satisfaction of the conditions to closing the transaction to acquire Luxco in the anticipated timeframe or at all; (ii) the failure to obtain necessary regulatory approvals related to the acquisition of Luxco; (iii) the ability to realize the anticipated benefits of the acquisition of Luxco; (iv) the ability to successfully integrate the businesses; (v) disruption from the acquisition of Luxco making it more difficult to maintain business and operational relationships; (vi) significant transaction costs and unknown liabilities;(vii) litigation or regulatory actions related to the proposed acquisition of Luxco, and (viii) the financing of the acquisition of Luxco. Additional factors that could cause results to differ materially include, among others, (i) disruptions in operations at our Atchison facility, our Indiana facility, or any Luxco facility, (ii) the availability and cost of grain and flour, and fluctuations in energy costs, (iii) the effectiveness of our grain purchasing program to mitigate our exposure to commodity price fluctuations, (iv) the effectiveness or execution of our strategic plan, (v) potential adverse effects to operations and our system of internal controls related to the loss of key management personnel, (vi) the competitive environment and related market conditions, (vii) the impact of the COVID-19 pandemic, (viii) the ability to effectively pass raw material price increases on to customers, (ix) our ability to maintain compliance with all applicable loan agreement covenants, (x) our ability to realize operating efficiencies, (xi) actions of governments, and (xii) consumer tastes and preferences. For further information on these and other risks and uncertainties that may affect our business, including risks specific to our Distillery Products and Ingredient Solutions segments, see Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2019 and Form 10-Q for the quarter ended September 30, 2020.

For More Information
Investors & Analysts:
Mike Houston
646-475-2998 or investor.relations@mgpingredients.com

Media:
Greg Manis
913-360-5440 or greg.manis@mgpingredients.com

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